CERTIFICATE OF TRUST
                                  OF
                         SI FINANCING TRUST I

                  This Certificate of Trust of SI Financing Trust I (the "Trust"), dated April 25, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. 3801 et seq.).

                  1. Name. The name of the business trust formed hereby is SI Financing Trust I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee
Administration Department.

                  3. Effective Date. This Certificate of Trust shall be effective as of its filing.

                  4. Counterparts. This Certificate may be executed in one or more counterparts.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                /s/ Nazareth A. Festekjian
                                ----------------------------
                                Nazareth A. Festekjian,
                                as trustee


                                /s/ Philip U. Tremmel
                                -----------------------------
                                Philip U. Tremmel,
                                as trustee


                                /s/ Marwan A. Marshi
                                -----------------------------
                                Marwan A. Marshi,
                                as trustee
                                CHEMICAL BANK DELAWARE,
                                as trustee

                                /s/ John J. Cashin
                                By: -------------------------
                                Name:    John J. Cashin
                                Title:   Senior Trust Officer

                                CHEMICAL BANK,
                                as trustee

                                /s/ Glenn McKeever
                                By: --------------------------
                                Name:    Glenn McKeever
                                Title:   Senior Trust Officer